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Exhibit 21.1  Subsidiaries of the Registrant


    Name of Subsidiary        Jurisdiction of Organization    Year of Formation
    -----------------         ----------------------------    -----------------

    EnSys (Europe) Limited    United Kingdom                  1993

    TSD BioServices, Inc.     Delaware                        1996